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EXHIBIT 10.8



                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
            UNITED PAYORS & UNITED PROVIDERS, INC., THOMAS L. BLAIR,
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
         OF UNITED PAYORS & UNITED PROVIDERS, INC., AND EDWARD S. CIVERA
            ---------------------------------------------------------


This Employment Agreement, dated as of January 31, 1997, by and between United Payors & United Providers, Inc., a Delaware Corporation ("UP&UP" or the "Company"), Thomas L. Blair, Chairman of the Board ("Chairman") and Chief Executive Officer ("CEO") of UP&UP ("Blair") and Edward S. Civera (the "Employee").

UP&UP desires to employ Edward S. Civera, as President of the Company, for the period provided in this Agreement, and the Employee is willing to accept such employment with UP&UP, all in accordance with the terms and conditions set forth below.

The terms and conditions of this Agreement have been agreed to and approved by Blair, as CEO and Chairman, Blair as an Individual, and by a majority of the Board of Directors of UP&UP (constituting Thomas L. Blair, Thomas J. Graf, Bette
B. Anderson, William E. Brock and Frederick H. Graefe), and the Compensation Committee of the Board of Directors of UP&UP.

For and in consideration of the premises hereof and the mutual covenants contained herein, the parties hereto covenant and agree as follows:

1. The Employee will serve as the President of UP&UP and will report to the Chairman and CEO of UP&UP. The Employee will be responsible for the operations of UP&UP currently owned or subsequently acquired. These operations consist of Finance, Marketing, Information Technology, Legal, Operating Units and Networks.

2. The Employee will be recommended to the Board of Directors of UP&UP (the "Board") for election as a member of the Board not later than the annual meeting of stockholders in 1997. Blair will vote the shares of common stock he controls for the election of the Employee to the Board of UP&UP.

3. Within one year of the date of this Agreement, the Employee will be granted the additional title of Chief Operating Officer ("COO").

4. The term of the Employee's employment under the Agreement (the "Term") shall be for a five-year period commencing on April 1, 1997, or an earlier date, or the date the Employee and Blair mutually agree upon but not later than July 1, 1997.

5. As compensation for the performance by the Employee of the services to be performed by


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         the Employee hereunder, UP&UP shall pay the Employee a base salary,
         ("Salary"), in regular intervals, of $350,000 per year. The Salary is guaranteed (as that term is hereafter defined) by UP&UP and Blair for the Term of this Agreement and the Salary will be subject to periodic increases as the CEO may recommend to the Compensation Committee of the Board. The term guaranteed shall mean that the Employee will receive his Salary for the remaining term of the agreement if:

         (a) The Employee is terminated without cause (as that term is hereafter defined);

         (b) UP&UP is subject to a change in control (as that term is hereafter defined); or,

         (c) The Employee is unable to fulfill the term of this Agreement because of death or disability.

6. The Employee will be entitled to an Incentive and Bonus Payment in addition to the Employee's Salary. The Incentive and Bonus Payment will be computed on an annual basis commencing in 1997 and such Incentive and Bonus Payment will be no less than 1% of UP&UP's net income for each annual period.

7. The Employee may receive amounts in excess of 1% of UP&UP's net income as a Bonus and Incentive Payment based upon a recommendation of the CEO of UP&UP, using standards the CEO normally applies to determine discretionary Bonus and Incentive awards and payments.

8. UP&UP will pay the Employee on the first day of the Term of the Agreement $1,785,000 (the "Advance Benefit Payment"). This Advance Benefit Payment is intended to provide a supplemental benefit to the Employee over the five-year term of this Agreement. Accordingly, if the Employee voluntarily terminates employment with UP&UP prior to the Term of this Agreement, the Employee will pay to UP&UP an amount equal to the remaining Term of the Agreement computed on a monthly pro-rated basis where the numerator is the remaining month's under the Term of the Agreement and the denominator is 60 months (the "Pro-Rated Amount"). The refund of the Advance Benefit Payment will recognize the tax benefit derived by UP&UP in deducting the Advance Benefit Payment and the cost to the Employee in treating the Advance Benefit Payment as income. In no event shall the Employee be required to refund to UP&UP a Pro-Rated amount in excess of the after-tax proceeds that the Employee received. The Employee will have unrestricted use of the Advance Benefit Payment as it is earned on a Pro-Rated basis during the Term of this Agreement.


9. The Employee will not be required to refund any of the Advance Benefit Payment if:


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         (a)      The Employee is terminated without cause (as that term is
                  hereafter defined);

         (b) UP&UP is subject to a change in control (as that term is hereafter defined);

         (c) The Employee's position as President and COO and his related responsibilities are reduced, or

         (d) The Employee is unable to fulfill the Term of this Agreement because of death or disability.

10. Upon the execution and effective date of this Agreement, the Employee will be granted an option to purchase 750,000 shares of common stock (adjusted for stock splits and reverse stock splits) of UP&UP based upon the following exercise prices (the "Option Plan"):

         (a) 250,000 shares at an exercise price that is $6.00 per share below UP&UP's per share market value on the grant date, as determined based upon a reasonable time period of trading activity on the NASDAQ.

         (b) 250,000 shares at an exercise price that is equal to 100% of UP&UP's per share market value on the grant date, as determined based upon a reasonable time period of trading activity on the NASDAQ.

         (c) 250,000 shares at an exercise price that is $6.00 per share higher than UP&UP's per share market value on the grant date, as determined based upon a reasonable time period of trading activity on the NASDAQ.

11. UP&UP and Blair will use its best efforts to ensure that the number of shares of common stock reserved for issuance under the Option Plan is sufficient to enable the exercise of the options granted to the Employee under this Agreement. If, however, the number of shares available for issuance upon any attempted exercise of such options is insufficient, UP&UP will pay the Employee in cash, in the form of stock appreciation rights as provided in the Option Plan, an amount equal to the difference between the option price per share and the fair market value per share on the date of attempted exercise, to the extent of such insufficiency.








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12.      The options to purchase 750,000 shares, at the exercise prices described in Paragraph 10, (the Option Plan Shares) will vest ratably over an 8-year period at 12.5% per year. The vesting of such options will accelerate based upon:

         (a) The termination of the Employee without cause (as that term is hereafter defined) -- 100% acceleration of all unvested options; or

         (b) UP&UP being the subject of a change in control (as that term is hereafter defined) -- 100% acceleration of all unvested options; or

         (c) The CEO agrees that the Employee has achieved certain qualitative and quantitative criteria that has enhanced UP&UP's operating performance and/or shareholder value -- acceleration of unvested options based upon the discretion of the CEO and/or Board of Directors.

13. The options to purchase 750,000 shares at the exercise prices described in Paragraph 10 (the Option Plan Shares) will be exercisable over a 12-year period and, as previously noted in Paragraph 12, will be vested 100% based upon a change in control. At the Employee's option, the options to purchase the 750,000 shares of common stock will have corresponding stock appreciation rights that will exist at the change in control date and which will be settled in cash based upon an amount equal to the excess, if any, of the Change in Control Price or Market Value over the Exercise Price of the option.

14. UP&UP shall pay or reimburse the Employee for all reasonable travel or other expenses incurred in connection with the performance of the Employee's duties under this Agreement in accordance with such procedures as UP&UP may from time to time establish.

15. The Employee shall have any additional benefits for which the Employee, without action by the Board of Directors of UP&UP or any committee thereof, may be or become eligible under any group health, life insurance, disability, stock purchase, retirement income or other form of employee benefit plan or program of UP&UP now existing or that may hereafter be adopted by UP&UP.

16. In lieu of UP&UP paying the Employee for any relocation benefit, UP&UP agrees to provide the Employee with a Company-owned automobile or, a monthly perquisite representing the cash equivalent of leasing a Company-owned automobile. Further, the Employee shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its senior executive officers, but not less than three weeks in any calendar year (prorated in any calendar year during which the Employee is employed hereunder for less than the entire such year in accordance with the number of days in
         such calendar year during which he is so employed).   The Employee
         also shall be entitled to all paid holidays given by the Company to its senior executive


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         officers.

17. Employee agrees to comply with UP&UP's policies regarding the conduct of the businesses of UP&UP and its affiliates, as long as such policies do not violate federal or state laws.

18.      (a)      This Agreement may be terminated by UP&UP for cause by notice to the Employee, specifying the event relied upon for such termination within thirty days of such event. The term
                  "cause" shall mean activity involving willful misconduct, gross negligence, failure of the Employee to devote his full business time and attention to his duties hereunder, or breach of one or more express obligations under this Agreement. The termination by UP&UP of the Employee's employment for any reason other than those specified in the preceding sentence shall be deemed to be a termination of his employment without cause, following which UP&UP will pay the Employee the cash amounts that would otherwise become payable to the Employee based upon the provisions of Paragraphs 5 through 9, inclusive and Paragraph 12 of this Agreement recognizing the remaining Term of this Agreement.

         (b) The Employee may terminate this Agreement in the event of, without the Employee's prior written consent, any material adverse change or reduction by UP&UP of the Employee's functions, duties or responsibilities, or other material breach of this Agreement by UP&UP, by written notice to UP&UP specifying the event relied upon for such termination within thirty days after such event. Such termination will have the same effect as a termination without cause by UP&UP as set forth in the last sentence of Paragraph 18(a).

19.      (a)      In the event of any litigation or other proceeding between
                  UP&UP and the Employee with respect to this Agreement, UP&UP will reimburse the Employee for all reasonable costs and expenses relating to such litigation or other proceeding, including reasonable attorneys' fees and expenses if such litigation or proceeding results in a judgment or order in favor of the Employee from which no appeal is or may be taken.

         (b) In the event of any dispute between UP&UP and the Employee with respect to this Agreement, the Employee or UP&UP may, in his or its sole discretion by notice to the other, require such dispute to be submitted to arbitration. The arbitrator shall be selected by agreement of the parties or, if they cannot agree on an arbitrator or arbitrators within thirty days after the giving of such notice, the arbitrator shall be selected by the American Arbitration Association. The determination reached in such arbitration shall be final and binding on both parties without any right of appeal. Execution of the determination by such arbitrator may be sought in any court having jurisdiction. Unless otherwise agreed by the parties, any such


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                  arbitration shall take place in the State of Maryland and
                  shall be conducted in accordance with the rules of the American Arbitration Association.

20.      This Agreement contains provisions as follows:

         (a) in Paragraph 5 for a guaranteed payment to the Employee of his Salary for the Term of this Agreement;

         (b) in Paragraph 6 for a guaranteed payment to the Employee of an Incentive and Bonus payment;

         (c) in Paragraphs 8 and 9 for a forgiveness of the Advance Benefit Payment; and

         (d) in Paragraph 12 for an acceleration of all unvested stock options,

         all such provisions relating to UP&UP being subject to a change in control. For purposes of this Agreement, a "change in control of the Company" shall be deemed to have occurred if:

         (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the company's then outstanding securities; or

         (b) during any period of twenty-four consecutive months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

         (c)      the stockholders of the Company approve a definitive agreement

                  (i) for the merger or other business combination of the Company with or into another corporation pursuant to which the Company will not survive or will survive only as a subsidiary of another corporation;

                  (ii) for the sale or other disposition of all or substantially all of the assets of the Company;

                  (iii) for the merger of another corporation into the Company which survives if, as a result of such merger less than fifty percent (50%) of the outstanding


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                           voting securities of the Company shall be owned in
                           the aggregate immediately after such merger by the owners of the voting shares of the Company outstanding immediately prior to such merger;
                  (iv)     for the liquidation or dissolution of the Company;
                           or,

                  (v)      any combination of the foregoing.

         The date on which a "change in control of the Company" occurs is referred to herein as a "Change in Control Date".

21. If Thomas L. Blair liquidates more than 50% of the common stock he owns (directly or beneficially) in UP&UP prior to January 1, 1999, the Employee will have the right to "put" his options to acquire 250,000 shares of UP&UP common stock at an exercise price that is $6.00 per share higher than UP&UP's per share market value on the grant date to Thomas L. Blair for $5,000,000.

22. Non-Assignability. Neither this Agreement nor any right or interest hereunder shall be assignable by the Employee or his beneficiaries or legal representatives without the Company's prior written consent; provided, however, that nothing in this Agreement shall preclude the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death or incapacity. The Company may assign this Agreement to a subsidiary, affiliate or successor in interest to its business, whether by merger, sale of assets or otherwise; however, the assignment of this Agreement will not in any way change UP&UP's responsibilities under the Agreement or in any way modify the Change in Control provisions of this Agreement.

23. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and assigns.

24. Law Governing. This agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

25. A waiver by either party of any provision of this Agreement or of any breach of such provision in any instance shall not be deemed or construed to be a waiver of such provision for the future, or of any subsequent breach of such provision.

26. This Agreement may be amended, modified or changed only by further written agreement between UP&UP and the Employee duly executed by both parties, referring specifically to the provision(s) of this Agreement amended thereby, and effective no earlier than the date of such written agreement unless by its express terms such written agreement is to be effective on or as of some earlier or later date set forth in such written agreement.



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27.      Any and all notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when deposited in the United States mail, certified or registered mail, postage prepaid. Any notice to be given the Employee hereunder shall be addressed to UP&UP to the attention of its Chairman and Chief Executive Officer at its main offices. Any notice to be given the Employee shall be addressed to the Employee at his residence address last provided by Employee to UP&UP. Either party may change the address to which notices are to be addressed by notice in writing given to the other in accordance with the terms of this paragraph.


IN WITNESS WHEREOF, and intending to be legally bound, the parties have caused this Agreement to be duly executed as of the day and year first above written.


       /s/ EDWARD S. CIVERA                          /s/ THOMAS L. BLAIR
----------------------------------            --------------------------------
        Edward S. Civera                               Thomas L. Blair
   As an Individual and Future                 Chairman and CO of UP&UP and as
   President and COO of UP&UP                an Individual Stockholder of UP&UP